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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56919 and 333-50825) of our report dated February 23, 1999 (except for Note 15b, as to which the date is March 5, 1999), with respect to the consolidated financial statements of Alydaar Software Corporation, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ HOLTZ RUBENSTEIN & CO., LLP
HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
April 5, 1999